EXHIBIT 32
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tony Tong, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that the Annual Report on Form 10-K/A of PacificNet Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in such Restated Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of PacificNet Inc.

I, Daniel, Lui, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that the Annual Report on Form 10-K/A of PacificNet Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of PacificNet Inc.

Dated: July 3, 2008 By: /s/ TONY TONG Tong Tong Chief Executive Officer (Pricinpal Executive Officer) By: /s/ DANIEL LUI Daniel, Lui Chief Financial Officer (Principal Financial Officer)